Exhibit 99.1

SWS Group, Inc. announces resignation of CFO

Stacy M. Hodges named interim chief financial officer

DALLAS, Oct. 13, 2010 – SWS Group, Inc. (NYSE: SWS) announced today that Kenneth R. Hanks has resigned as the firm’s chief financial officer and treasurer. Stacy M. Hodges, chief financial officer of the company’s principal broker-dealer subsidiary, Southwest Securities, Inc., has been named interim CFO of SWS Group.

“I want to express our appreciation to Ken for the significant contributions he has made to the company’s success over the past 14 years,” said SWS Group CEO James H. Ross. “He is a talented executive who has skillfully led our finance effort. We wish him every success.”

Mr. Hanks served as an executive vice president with SWS Group since 1996 and was chief operating officer from 1998 until 2002 when he was named chief financial officer and treasurer. He came to SWS Group from Rauscher Pierce Refsnes, Inc. where he held various executive-level positions during his 15-year tenure.

Ms. Hodges began her career with SWS Group as controller in 1994 and currently serves as executive vice president and principal accounting officer. She served as chief financial officer and treasurer from 1998 to 2002 and has been CFO of Southwest Securities, Inc. since 1997.

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Stacy M. Hodges named interim CFO of SWS Group / 2

Prior to joining SWS Group, Ms. Hodges was a senior audit manager in the financial services division of KPMG, LLP. She earned a Bachelor of Business Administration in Accounting from Baylor University where she graduated summa cum laude. She is a member of the American Institute of Certified Public Accountants and the Texas Society of CPAs.

“For over 15 years, SWS Group has benefited from the talents and abilities of Stacy Hodges and we are proud to welcome her as interim chief financial officer,” Mr. Ross said.

SWS Group, Inc. is a Dallas-based financial services company offering a broad range of services through its subsidiaries – Southwest Securities, Inc., Southwest Securities, FSB and SWS Financial Services, Inc. The company’s common stock is listed and traded on the New York Stock Exchange under the symbol SWS.

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CONTACT:	Ben Brooks, Corporate Communications, (214) 859-6351 bdbrooks@swst.com